Exhibit 5.2


May 22, 2002


Sun International Hotels Limited
Sun International North America, Inc.
Atlantis
Coral Towers - Executive Office
Paradise Islands, The Bahamas


                        Sun International Hotels Limited
                      Sun International North America, Inc.
                                    --------

                         Form F-3 Registration Statement


Ladies and Gentleman:

     I am the Associate General Counsel for Sun International Hotels Limited, a company organized under the laws of the Commonwealth of The Bahamas (the "Company") and as such have acted as counsel in connection with Issuers' Registration Statement on Form F-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"), for (A) the registration of the sale by the Company and Sun International North America, Inc., a Delaware corporation ("SINA" and, together with the Company, the "Issuers") from time to time of debt securities (the "Debt Securities"), in one or more series, which may be either senior securities or subordinated securities, and either of which may be convertible into or exchangeable for Ordinary Shares, Preference Shares or other Debt Securities, and which may be guaranteed by one or more subsidiaries of the Company (if any, the "Guarantors" and "Guarantees," respectively), (B) the registration of the sale by the Company from time to time of (i) Ordinary Shares, par value $0.0001 per share ("Ordinary Shares") (such shares, the "Primary Ordinary Shares"); (ii) preference shares (the "Preference Shares"), which may be convertible into Ordinary Shares or exchangeable for Debt Securities; and (iii) warrants to purchase Debt Securities, Ordinary Shares or Preference Shares (the "Warrants" and, together with the Debt Securities, the Primary Ordinary Shares and the Preference Shares, the "Primary Securities") and
(C) the registration of the sale by certain selling shareholders to be named later from time to time of Ordinary Shares (the "Secondary Ordinary Shares" and together with the Primary Securities, the "Offered Securities").

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, an amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (each, a "Prospectus Supplement"). The Debt Securities will be issued under an indenture (as the same may be supplemented, the



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"Indenture") to be entered into between the Issuers, any Guarantors and the party named therein as trustee (the "Trustee").

     In that connection, I have examined originals, copies or certified copies (or otherwise identified to my satisfaction) of such documents, corporate records and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including the proposed form of Indenture.

     Based on the foregoing, I am of opinion as follows:

     1. The Registration Statement has been duly authorized, executed and delivered by the Company and the subsidiaries listed on Schedule I hereto (the "Bahamian Guarantors").

     2. With respect to the Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating to such series, (ii) the specific terms of such series of Debt Securities has been duly authorized and established in accordance with the Indenture, (iii) the Board of Directors or a duly authorized committee thereof (the "Board") of each of the Issuers has taken all necessary corporate action and appropriate corporate officers of the Issuers have taken all appropriate action in accordance with such corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (iv) the Debt Securities of such series have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and in accordance with the Indenture and the applicable underwriting or other agreement and (v) assuming the terms of such Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or SINA and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Company or SINA, the Debt Securities of such series will be validly issued and will constitute valid and binding obligations of the Company in accorance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. With respect to each Guarantee, when the Indenture has been duly authorized, executed and delivered (including by the applicable Guarantors) as contemplated by the Registration Statement and the Prospectus Supplement relating to such Guarantee, assuming the terms of such Guarantee have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any Bahamian Guarantor issuing such Guarantee and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over such Bahamian Guarantor, such Guarantee will be validly issued and will constitute a valid and binding obligations of such Bahamian Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. With respect to the Primary Ordinary Shares, when both (A) the Board of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Primary Ordinary Shares and related matters and (B) certificates representing the Primary Ordinary Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of the Company, or in the case of Debt Securities, the Boards of the Issuers, for the consideration approved by the Board of the Company, then the Primary Ordinary Shares will be validly issued, fully paid and nonassessable.

     5. With respect to the Preference Shares, when both (A) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the Preference Shares, the terms of the offering thereof, and related matters, including the adoption of any certificate of amendment relating to such Preference Shares (a "Certificate") and the filing of such Certificate with the applicable office in the Commonwealth of The Bahamas, and (B) certificates representing the Preference Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration approved by the Board of the Company and provided for therein or (ii) upon conversion or exercise of any other Offered Security providing for such conversion or exercise as approved by the Board of the Company, then the Preference Shares will be validly issued, fully paid and non-assessable.

     6. With respect to the Warrants, when (A) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and the related matters have been duly approved by all necessary corporate action of the Board of the Company, or, in the case of Warrants relating to Debt Securities, the Boards of the Issuers, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent, if any, appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, or, in the case of Warrants relating to Debt Securities, the Boards of the Issuers, the Warrants will be duly authorized and validly issued.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name wherever it appears in such Registration Statement, including in the Prospectus and any Prospectus Supplement constituting a part hereof, as originally filed or as subsequently amended.


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     I am admitted to practice only in the Commonwealth of The Bahamas and express no opinion herein as to matters governed by any laws other than the Commonwealth of The Bahamas. The opinion is rendered to you solely for your benefit in connection with the transactions referred to above and may not be relied upon by any other person, firm or corporation without my prior written consent.


                                  Very truly yours,



                                  Giselle M. Pyfrom
                                  Senior Vice President and General Counsel



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                                   Schedule I


                               Bahamian Guarantors
                               -------------------


   Subsidiary                                     Jurisdiction of Organization
   ----------                                     ----------------------------

Sun International Bahamas Limited                 Commonwealth of The Bahamas

Paradise Acquisitions Limited                     Commonwealth of The Bahamas

Paradise Island Limited                           Commonwealth of The Bahamas

Paradise Enterprises Limited                      Commonwealth of The Bahamas

Island Hotel Company Limited                      Commonwealth of The Bahamas

Paradise Beach Inn Limited                        Commonwealth of The Bahamas

Sun International Timeshare Limited               Commonwealth of The Bahamas

Paradise Island Futures Limited                   Commonwealth of The Bahamas

Sun International Development Limited             Commonwealth of The Bahamas

Paradise Security Services Limited                Commonwealth of The Bahamas

Sunonline Limited                                 Commonwealth of The Bahamas

Bahamas e-Trading Limited                         Commonwealth of The Bahamas

Sun International Network Data Limited            Commonwealth of The Bahamas

Sun International Development (Timeshare)         Commonwealth of The Bahamas
Limited